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                                                                  Exhibit 10.18

                                 EXECUTION COPY








              ----------------------------------------------------

                                ESCROW AGREEMENT

                          dated as of February 24, 2000

                                  by and among

                              OPUS360 CORPORATION,

                                  SUNTRUST BANK

                                       AND

                        JAMES L. JONASSEN and ALI BEHNAM

              ----------------------------------------------------






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         Escrow Agreement (this "Escrow Agreement"), dated as of February 24,
2000, by and among Opus360 Corporation, a Delaware Corporation ("OPUS360"), Suntrust Bank, a Georgia banking corporation (the "ESCROW AGENT"), and each of James L. Jonassen ("Jonassen") and Ali Behnam ("Behnam" and together with Jonassen, the "ESCROW STOCKHOLDERS").

         WHEREAS, this Agreement is being executed in accordance with Section 2.1(g) of the Agreement and Plan of Merger dated as of January 30, 2000, as amended on February 14, 2000 (the "MERGER AGREEMENT"), by and among Opus360, Opus PM Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Opus360, PeopleMover, Inc., a Delaware corporation ("PEOPLEMOVER"), the Stockholder Representative (as defined in Section 8.5 of the Merger Agreement), and the stockholders of PeopleMover (as to Article II, Section 4.2 and Article IX, and as to certain stockholders of PeopleMover, Article VIII);

         WHEREAS, Section 2.1(g) of the Merger Agreement provides for Opus360 or the American Stock Transfer & Trust Company (the "EXCHANGE AGENT") on behalf of Opus360 to deposit into escrow (i) 199,991 shares of common stock, par value $0.001 per share ("OPUS360 COMMON STOCK"), of Opus360 on behalf of James L. Jonassen (the "JONASSEN ESCROW SHARES") and (ii) 29,066 shares of Opus360 Common Stock on behalf of Ali Behnam (the "BEHNAM ESCROW SHARES" and together with the Jonassen Escrow Shares the "INDEMNIFICATION ESCROW SHARES") to be maintained as security for the indemnification of any Opus360 Indemnified Party (as defined in Section 8.2 of the Merger Agreement) pursuant to Article VIII of the Merger Agreement and that the Indemnification Escrow Shares be held in accordance with the terms hereof;

         WHEREAS, Opus360 and the Escrow Stockholders wish to enter into this Escrow Agreement providing for the terms and conditions upon which the Indemnification Escrow Shares shall be held and released by the Escrow Agent, and the Escrow Agent has agreed to act as Escrow Agent pursuant to the terms and conditions of this Escrow Agreement; and

                  WHEREAS, each of the Escrow Stockholders as a condition to the consummation of the merger (the "Merger") is entering into (i) a restricted stock vesting agreement in respect of the Jonassen Escrow Shares in the case of Jonassen and the Behnam Escrow Shares in the case of Behnam (collectively, the "Restricted Stock Vesting Agreements"), and (ii) employment agreements with PeopleMover, as the surviving corporation in the Merger (the "Employment Agreements").

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

                  NOW THEREFORE, in consideration of the mutual covenants contained herein and in the Merger Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       Section APPOINTMENT OF ESCROW AGENT.

         The Escrow Agent is hereby appointed to act as escrow agent hereunder, and the Escrow Agent agrees to act as such.

2.       Section DELIVERY OF INDEMNIFICATION ESCROW SHARES.

         As soon as reasonably practicable after the Effective Time (as defined in Section 1.3 of the Merger Agreement) as contemplated in Section 2.1(g) of the Merger Agreement and at any time thereafter until the termination of this Escrow Agreement in accordance with Section 7 hereof, Opus360 or the Exchange Agent on behalf of Opus360 shall deposit with the Escrow Agent (i) one or more stock certificates evidencing the 199,991 shares of Opus360 Common Stock representing the Jonassen Escrow Shares and one or more stock certificates evidencing the 29,066 shares of Opus360 Common Stock representing the Behnam Escrow Shares and
(ii) all securities and other property received by the Escrow Stockholders pursuant to Section 3(a) hereof, and the Escrow Agent is accepting such property for deposit in escrow pursuant to the provisions of this Escrow Agreement.

3.       Section ESCROW.

         (a) As general and continuing collateral security for the payment and performance by each of the Escrow Stockholders of all of their Secured Obligations (as defined in subsection (b) below), each of the Escrow Stockholders hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto Opus360, and grants to Opus360 a security interest in, all of their respective rights, titles and interests in and to (i) the Indemnification Escrow Shares, (ii) any and all securities (whether or not securities of Opus360) which the Escrow Stockholders otherwise would be entitled to receive in connection with any dividend or distribution on or with respect to, any stock split, combination, recapitalization, reclassification, merger, consolidation or other event relating to or affecting, any securities then held as Indemnification Escrow Shares for the account of the Escrow Stockholders (collectively, the " PLEDGED SHARES") and any cash or other property at any time and from time to time receivable or otherwise distributable in respect of, in exchange for, or in substitution of, the Pledged Shares and any and all products and proceeds therefrom, together with and all other rights, titles, interests, powers, privileges and preferences pertaining to said property (the "PLEDGED COLLATERAL").

         (b) The security interest created hereby is granted to Opus360, to secure the prompt performance and payment in full of the following (collectively, the "SECURED OBLIGATIONS"): (i) the several obligations of each of the Escrow Stockholders under the Merger Agreement and (ii) expenses incurred by any Opus360 Indemnified Party or such party's counsel in connection with the realization of the security provided under this Escrow Agreement, including, without limitation, any reasonable costs or expenses of any proceedings to which this Escrow Agreement may give rise, and reasonable fees, disbursements and other charges of counsel and of any experts or agents, and its fully allocated internal



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costs, that any Opus360 Indemnified Party may incur in connection with (A) the exercise or enforcement of any of the rights of such Opus360 Indemnified Party under this Escrow Agreement and the Merger Agreement and (B) damages arising out of the failure of either Escrow Stockholder to perform or observe any of the provisions of this Escrow Agreement or the Merger Agreement.

         (c) Each Escrow Stockholder hereby represents and warrants to Opus360 as follows:

                  (i) such Escrow Stockholder, is, and will at all times continue to be, the legal and beneficial owner of the Pledged Collateral. No financing statement under the Uniform Commercial Code of any jurisdiction which names such Escrow Stockholder as debtor or covers any of the Pledged Collateral, or any other notice filed in the public records indicating the existence of a Lien (as defined in Section 3.1(d) of the Merger Agreement) thereon, has been filed and is still effective in any state or other jurisdiction and such Escrow Stockholder has not signed any such financing statement or notice or any security agreement authorizing the filing of any such financing statement or notice;

                  (ii) the social security number of such Escrow Stockholder is set forth on Schedule I attached hereto;

                  (iii) such Escrow Stockholder (A) has the power and authority to pledge the Pledged Collateral in the manner provided herein or as contemplated hereby and (B) will defend his title thereto or interest therein against any and all Liens of all persons (as defined in Section 9.2(c) of the Merger Agreement) other than the Liens created by this Escrow Agreement; and

                  (iv) no consent or approval of any Governmental Entity (as defined in Section 3.1(d) of the Merger Agreement) or any securities exchange was or is necessary for the validity of the pledge effected hereby.

         (d) Each Escrow Stockholder hereby unconditionally covenants and agrees as follows:

                  (i) such Escrow Stockholder will not create, assume, incur or permit or suffer to exist or to be created, assumed or incurred, any Lien on any of the Pledged Collateral (or any interest therein) and will not, sell, lease, assign, transfer or otherwise dispose of all or any portion of the Pledged Collateral (or any interest therein); and

                  (ii) until this Escrow Agreement has terminated in accordance with Section 7 hereof, any certificates, instruments, documents or property constituting Pledged Collateral as contemplated by Section 3(a) hereof shall be delivered to the Escrow Agent and shall be subject to the terms and conditions of this Escrow Agreement. Each of the Escrow Stockholders shall take such further actions to vest in Opus360 the security interest provided hereunder with respect to all such Pledged Collateral whether now existing or hereafter created.



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

         (e) Each of the Escrow Stockholders shall take all actions that may be necessary or desirable in Opus360's sole discretion, so as at all times to maintain the validity, perfection, enforceability and priority of Opus360's security interest in the Pledged Collateral, or to enable any Opus360 Indemnified Party to exercise or enforce its rights hereunder, including without limitation (i) delivering to Opus360, endorsed or accompanied by such instruments of assignment as Opus360 may specify, any and all chattel paper, instruments, letters of credit and all other advices of guaranty and documents evidencing or forming a part of the Pledged Collateral and (ii) executing and delivering financing statements, pledges, designations, notices and assignments, in each case in form and substance satisfactory to Opus360, relating to the creation, validity, perfection, priority or continuation of the security interest granted hereunder. Each of the Escrow Stockholders agrees to take, and authorizes Opus360 to take on such Escrow Stockholder's behalf, any or all of the following actions with respect to any Pledged Collateral as Opus360 shall deem necessary to perfect the security interest and pledge created hereby or to enable any Opus360 Indemnified Party to enforce its rights and remedies hereunder and under the Merger Agreement: (A) to register in the name of Opus360 any Pledged Collateral in certificated or uncertificated form; (B) to endorse in the name of Opus360 any Pledged Collateral issued in certificated form; (C) by book entry or otherwise, identify as belonging to Opus360 a quantity of securities that constitutes all or part of the Pledged Collateral; and (D) to hold or possess any other property (including cash) that constitutes Pledged Collateral. As a point of clarification, each of the Escrow Stockholders agrees that Pledged Collateral which is not in certificated form or is otherwise in book-entry form shall be held for the account of Opus360. Each of the Escrow Stockholders hereby authorizes Opus360 to execute and file in all necessary and appropriate jurisdictions (as determined by Opus360) one or more financing or continuation statements (or any other document or instrument referred to in the immediately preceding clause (B)) in the name of such Escrow Stockholder and to sign such Seller's name thereto as power of attorney on behalf of such Escrow Stockholder. Each of the Escrow Stockholders authorizes Opus360 to file any such financing statement, document or instrument without the signature of such Escrow Stockholder to the extent permitted by applicable law. To the extent permitted by applicable law, a carbon, photographic, xerographic or other reproduction of this Escrow Agreement or any financing statement is sufficient as a financing statement. Any property comprising part of the Pledged Collateral required to be delivered to Opus360 pursuant to this Escrow Agreement shall be accompanied by proper instruments of assignment duly executed by such Escrow Stockholder and by such other instruments or documents as Opus360 may reasonably request.

         (f) This Escrow Agreement shall create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until it terminates in accordance with Section 7 hereof. Each of the Escrow Stockholders and Opus360 hereby agree that the security interest in the Pledged Collateral created by this Section 3 shall not terminate and shall continue and remain in full force and effect notwithstanding the transfer to any Opus360 Indemnified Party of a portion of the Pledged Collateral.

         (g) All rights of any Opus360 Indemnified Party hereunder, the grant of a security interest in the Pledged Collateral and all obligations, duties and liabilities of each of the Escrow Stockholders hereunder, shall be absolute and unconditional irrespective of any lack of validity or enforceability of the Merger Agreement or any document, schedule, exhibit, instrument, certificate, document or agreement related to or contemplated by the Merger Agreement or this Escrow Agreement.



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

4.       Section RIGHTS TO PLEDGED COLLATERAL.

         (a) The Pledged Collateral shall be held for the exclusive benefit of any Opus360 Indemnified Party and each of the Escrow Stockholders and their respective successors, assigns, heirs, administrators and estates, and no other person shall have any right, title or interest therein. Any claim of any person to the Pledged Collateral, or any part thereof, shall be subject and subordinate to the prior right thereto of any Opus360 Indemnified Party and each of the Escrow Stockholders.

         (b) So long as no action, proceeding, complaint or litigation is commenced by a third party involving a claim for which the PeopleMover Indemnifying Stockholders (as defined in Section 8.2(a) of the Merger Agreement) may be liable to an Opus360 Indemnified Party or a claim by an Opus 360 Indemnified Party against a PeopleMover Indemnifying Stockholder shall have been asserted (a "Claim Notice"), an Escrow Stockholder shall be entitled to exercise any and all voting rights and powers accruing to an owner of the Pledged Shares for any purpose not inconsistent with the terms and conditions of this Escrow Agreement, the Restricted Stock Vesting Agreements or any agreement giving rise to or otherwise relating to any of the Secured Obligations, including, with limitation their respective Restricted Stock Vesting Agreements and Employment Agreements; PROVIDED, HOWEVER, that the Escrow Stockholders shall not exercise, shall refrain from exercising, or shall cause not to be exercised any such voting right or power if any such action could have an adverse effect on the value of such Pledged Shares in the reasonable judgment of Opus360. Upon the occurrence and during the continuance of a Claim Notice, all rights of the Escrow Stockholders to exercise the voting rights and powers which the Escrow Stockholders are entitled to exercise pursuant to this Section 4 shall cease, and all such rights thereupon shall become immediately vested in Opus360 or its nominee, which shall have, to the extent permitted by law, the sole and exclusive right and authority to exercise such voting rights and powers which the Escrow Stockholders shall otherwise be entitled to exercise pursuant to this
Section 4. During the term of this Escrow Agreement, the Escrow Stockholders shall not be entitled to retain in their possession or control or use any cash dividends paid on the Pledged Collateral, including any stock and/or liquidating dividends, other distributions in property, return of capital or other distributions made on or in respect of Pledged Shares, whether resulting from a subdivision, combination or reclassification of outstanding securities which are pledged hereunder or received in exchange for Pledged Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets or on the liquidation, whether voluntary or involuntary, of Opus360, or otherwise, such property being Pledged Collateral hereunder. If either Escrow Stockholder shall receive any dividends or other property which he is not entitled to receive under this Escrow Agreement, such Escrow Stockholder shall hold the same in trust for Opus360, without commingling the same with other funds or property of or held by such Escrow Stockholder, and shall promptly deliver the same to the Escrow Agent upon receipt by him in the identical form received, together with any necessary endorsements.



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

5.       Section CLAIMS.

         (a) In the event an Opus360 Indemnified Party asserts a claim for indemnification under the Merger Agreement, the Opus360 Indemnified Party shall execute and deliver to the Escrow Agent and the Stockholders' Representative a Claim Notice setting forth the factual basis for such claim and the amount of or estimated amount of such claim (which estimate shall not be conclusive of the final amount of such claim) and instructing the Escrow Agent to deliver, in accordance with Section 6 below, that portion of the Pledged Collateral having a value equal to the amount set forth in the Claim Notice (or, if the amount set forth the Claim Notice shall be greater than the aggregate value of the Pledged Collateral, the balance of the Pledged Collateral) to the Opus360 Indemnified Party. An Opus360 Indemnified Party shall deliver to the Stockholders' Representative a copy of each Claim Notice on or prior to the date of the delivery thereof to the Escrow Agent. For purposes of this Escrow Agreement, the liability of an Escrow Stockholder shall be on a several basis as provided in
Section 8.2(a) of the Merger Agreement to the full extent of the Escrow Stockholder's proportionate ownership of the remaining Indemnification Escrow Shares which in the case of Jonassen would be the remaining Jonassen Escrow Shares and in the case of Behnam would be the remaining Behnam Escrow Shares prior to any other remedy (including any request for indemnification in cash) being pursued by an Opus360 Indemnified Party; PROVIDED, HOWEVER, nothing contained herein shall limit any right of an Opus360 Indemnified Party to seek or collect the deficiency. The Indemnification Escrow Shares shall be valued at $13.67 for the purposes of satisfying any Losses (as defined in Section 8.7 of the Merger Agreement), such per share amount subject to stock splits, recombinations, reclassifications and the like.

         (b) The Stockholders' Representative may object to any Claim Notice by delivering to the Opus360 Indemnified Party (and to Opus360 if Opus 360 is not the Opus360 Indemnified Party in such Claim Notice) and the Escrow Agent, within the Notice Period (as defined in Section 8.4(a) of the Merger Agreement), a written notice (an "OBJECTION NOTICE") stating that all or a portion of the amount specified in such Claim Notice should not be released to the Opus360 Indemnified Party. The Stockholders' Representative and the Opus360 Indemnified Party shall use commercially reasonable best efforts (as defined in Section 5.4 of the Merger Agreement) to resolve any and all disputes set forth in any Objection Notice.

6.       Section RELEASE OF PLEDGED COLLATERAL.

         (a) The Escrow Agent shall release the Pledged Collateral as follows:

                  (i) promptly upon receipt of executed joint written instructions, substantially in the form of EXHIBIT A hereto, executed by the Opus360 Indemnified Party (and Opus360 if Opus360 is not the Opus360 Indemnified Party in such Claim Notice) and acknowledged by the Stockholders' Representative ("JOINT INSTRUCTIONS") in accordance with and to the person(s) set forth in such Joint Instructions;

                  (ii) on the expiration of the Notice Period following the receipt of a Claim Notice which is received by the Escrow Agent on or prior to February 24, 2001 and which is not the subject of an Objection Notice, to the Opus360 Indemnified Party in accordance with the Claim Notice; or

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

                  (iii) on March 14, 2001, the balance of the Pledged Collateral, if any, which is not subject to an Unresolved Claim (as defined below), if any, in accordance with and to the persons set forth in written instructions provided by the Stockholders' Representative.

As used herein, "UNRESOLVED CLAIM" means the amount of a claim stated in a Claim Notice or, following delivery of an Objection Notice, the disputed portion thereof, which amount shall be deemed outstanding from the date such Claim Notice or Objection Notice, as applicable, is given until the date such claim is resolved in accordance with the terms of Section 6(b) below.

         (b) In the event that the Escrow Agent receives an Objection Notice from the Stockholders' Representative, that portion of the Pledged Collateral having a value approximately equal to the Unresolved Claim (as set forth in such Objection Notice) shall be held by the Escrow Agent in trust for the Opus360 Indemnified Party which filed such Claim Notice or the Escrow Stockholders, as the case may be, until the occurrence of one of the following events:

                  (i) receipt by the Escrow Agent of executed Joint Instructions instructing the Escrow Agent to release the disputed portion of the Pledged Collateral to such party or parties and in such amount or amounts as is specified in such Joint Instructions; or

                  (ii) receipt by the Escrow Agent of a written notice (a "CERTIFIED JUDGMENT NOTICE"), substantially in the form of EXHIBIT B hereto, from the Opus360 Indemnified Party or the Stockholders' Representative certifying that a final, nonappealable court judgment or settlement with respect to the claim covered by the Claim Notice is attached to such Certified Judgment Notice, in which case the Escrow Agent shall distribute the disputed portion of the Pledged Collateral in accordance with such judgment on the tenth (10) day following the receipt of any Certified Judgment Notice, unless prior to such date the Escrow Agent receives a written notice (an "APPEAL NOTICE"), substantially in the form of EXHIBIT C hereto, from the party not submitting such Certified Judgment Notice, stating that the judgment has or can and will be appealed under applicable law. A party delivering a Certified Judgment Notice or an Appeal Notice shall deliver to the other party hereto a copy thereof on or prior to the date of delivery thereof to the Escrow Agent, and the Escrow Agent shall use reasonable efforts also to deliver a copy of each Certified Judgment Notice or Appeal Notice to the party which did not deliver the same promptly after the Escrow Agent's receipt thereof (provided that the failure of the Escrow Agent to make such delivery shall not affect the obligation of the Escrow Agent to release funds pursuant to this
         Section 6(b)). If the judgment is appealed, no release of the disputed portion of the Pledged Collateral will be made until delivery of a subsequent Certified Judgment Notice to the Escrow Agent, which notice is not the subject of a subsequent Appeal Notice delivered in accordance with this Section 6(b)(ii). The requirement of the posting of any surety bond for appeal or other requirements for appeal, including, but not limited to the production of a certified court transcript, shall not be the basis for an extension of the ten (10) day period to deliver to the Escrow Agent an Appeal Notice.

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         (c) Any release of the Pledged Collateral to an Opus360 Indemnified
Party pursuant to this Section 6 shall be accompanied by a stock power in respect of all securities to be forfeited, duly endorsed for transfer to such Opus360 Indemnified Party.

7.       Section TERMINATION.

         This Escrow Agreement shall terminate upon the release by the Escrow Agent of all of the Pledged Collateral in accordance with the terms of this Escrow Agreement.

8.       Section ESCROW AGENT.

         (a) OBLIGATIONS.

                  (i) The sole obligations of the Escrow Agent are those specifically provided in this Escrow Agreement and the Escrow Agent shall have no liability under, or duty to inquire into, the terms and provisions of any agreement between the parties hereto, including but not limited to the Merger Agreement and the Restricted Stock Vesting Agreements. The duties of the Escrow Agent are purely ministerial in nature and the Escrow Agent shall not incur any liability whatsoever, EXCEPT for its own willful misconduct or gross negligence.

                  (ii) The Escrow Agent shall not have any responsibility for the genuineness or validity of any document or other item deposited with it or of any signature thereon reasonably believed by the Escrow Agent to be signed by the proper parties and shall not have any liability for acting in accordance with any written instructions or certificates given to it hereunder and reasonably believed by it to be signed by the proper parties.

         (b) RESIGNATION AND REMOVAL. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving at least thirty (30) days written notice of such resignation to Opus360 and the Stockholders' Representative, specifying a date upon which such resignation shall take effect which such date shall be at least thirty (30) days subsequent to the latest date such written notice is provided to Opus360 and the Stockholders' Representative; PROVIDED, HOWEVER, that the Escrow Agent shall continue to serve until its successor accepts the Pledged Collateral and assumes all responsibilities as escrow agent hereunder. Upon receipt of such written notice, a successor escrow agent shall be appointed by Opus360 and such escrow agent shall be reasonably acceptable to the Stockholders' Representative, such successor escrow agent to become the escrow agent hereunder on the effective resignation date specified in such written notice, subject to the proviso in the previous sentence. If an instrument of acceptance by a successor escrow agent shall not have been delivered to the resigning Escrow Agent within sixty (60) days after the giving of such written notice of resignation, the resigning Escrow Agent may tender into the registry or custody of any court of competent jurisdiction located in the Borough of Manhattan, City of New York any part or all of the Pledged Collateral and thereafter be relieved of its duties and obligations hereunder. Opus360 may at any time substitute a new Escrow Agent which escrow agent shall be reasonably satisfactory to the Stockholders' Representative by giving ten
(10) days written notice thereof to the existing Escrow Agent


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and paying all fees and expenses of such Escrow Agent incurred to the date of the substitution.

         (c) INDEMNIFICATION. The Escrow Stockholders shall hold the Escrow Agent harmless from, and shall indemnify the Escrow Agent against, any loss, liability, expense (including attorney's fees and expenses), claim or demand (a "Loss") arising out of or in connection with the performance of its obligations in accordance with the provisions of this Escrow Agreement or which are attributable to any act or omission of the Escrow Stockholders or the Stockholders' Representative, except for any of the foregoing arising out of the gross negligence or willful misconduct of the Escrow Agent. Opus360 shall hold the Escrow Agent harmless from, and indemnify the Escrow Agent against, any Loss arising out of or in connection with the performance of its obligations in accordance with the provisions of this Escrow Agreement and which are attributable to any act or omission of Opus360 or any affiliate of Opus360, except for any of the foregoing arising out of the gross negligence or willful misconduct of the Escrow Agent. The Escrow Stockholders shall hold the Stockholders' Representative harmless from, and shall indemnify the Stockholder's Representative against, any Loss arising out of or in connection with the performance of his obligations in accordance with the provisions of this Escrow Agreement or which are attributable to any act or omission of the Escrow Stockholders, except for any of the foregoing arising out of the gross negligence or willful misconduct of the Stockholders' Representative. The foregoing indemnities in this subsection (c) shall survive the resignation or substitution of the Escrow Agent and shall terminate on the termination of this Escrow Agreement in accordance with Section 7 hereof.

         (d) FEES AND EXPENSES OF ESCROW AGENT. For its services hereunder, the Escrow Agent shall be entitled to a fee of $2,500 per annum, pro rated for any shorter period for which the Escrow Agent shall act hereunder, payable on a monthly basis. No increase in the rate of any fee charged by the Escrow Agent shall be valid hereunder unless previously approved in writing by Opus360. Such fees shall be paid or satisfied by Opus360. In addition, the Escrow Agent shall be reimbursed for all reasonable out-of-pocket expenses, reasonable disbursements and reasonable advances (including, but not limited to postage, courier, overnight mail insurance, money wire transfer, long distance telephone charges, facsimile and travel expenses), and including reasonable attorneys' fees and reasonable accounting fees, incurred by the Escrow Agent not in the ordinary course of the Escrow Agent's business. The amount of such reimbursement shall be paid or satisfied by Opus360; PROVIDED, HOWEVER, to the extent such fees are attributable to a Claim Notice pursuant to Section 6 hereof in which an Opus360 Indemnified Party ultimately prevails whether pursuant to a Certified Judgment Notice, Joint Instructions or settlement, the amount of such fees shall be paid by the Escrow Stockholders and Opus360 shall not be responsible or liable for the payment or satisfaction of any such fees. The fees described in this subsection (d) do not include extraordinary services which will be priced according to the required time and scope of duties and shall be previously approved in writing by Opus360. The fees described in this subsection (d) shall be deemed earned in full upon receipt by the Escrow Agent, and no portion shall be refundable for any reason, including without limitation, termination of this Escrow Agreement.

         (e) RELIANCE ON COUNSEL. The Escrow Agent may from time to time consult with legal counsel of its own choosing in the event of any disagreement, controversy, question or doubt as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion or instructions of such counsel. Any such fees and expenses of



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

such legal counsel shall be considered part of the fees and expenses of the Escrow Agent described in subsection (d) above.

9. Section INVESTMENTS.

         (a) Initially the Escrow Agent will invest all cash included in the Pledged Collateral in commercial paper with maturities not to exceed ninety (90) days given on the date of such investment a credit rating of at least P-1 by Moody's Investors Service, Inc. or A-1 by the Standard & Poor's Corporation. The Escrow Agent will invest the cash included in the Pledged Collateral in such other Permitted Investments as directed by Opus360 from time to time pursuant to written instructions signed by Opus360 and referencing the desired Permitted Investments and the maturity date thereof. As used in this Agreement, "PERMITTED INVESTMENTS" means any of the following:

                  (i) direct obligations of, or obligations fully guaranteed by, the United States of America or any authorized agency thereof;

                  (ii) bonds, debentures, notes or other evidence of indebtedness issued by any of the following agencies: Federal Farm Credit System; Federal Home Loan Bank System; Export-Import Bank of the United States; Federal National Mortgage Association; Government National Mortgage Association; Federal Financing Bank; or any agency or instrumentality of the Federal government which shall be established for the purpose of acquiring the obligations of any of the foregoing or otherwise providing financing therefor;

                  (iii) direct and general obligations of, or obligations unconditionally guaranteed by, any state of the United States or political subdivision of such state, but only if (A) such obligations or guarantees are entitled to the full faith and credit of such state or political subdivision of such state, respectively, and such obligations provide that the state or political subdivision has the obligation to repay, in full and on a timely basis, such obligations and (B) at the time of their purchase under this Escrow Agreement, such obligations are rated in any of the two highest rating categories by a nationally recognized bond rating service selected by Opus360;

                  (iv) certificates of deposit, whether negotiable or non-negotiable, of any bank, trust company or national banking association, provided that such certificates of deposit shall be (A) issued by a bank, trust company or national banking association having capital stock and surplus of more than $500,000,000 or (B) fully insured by the Federal Deposit Insurance Corporation or (C) fully and continuously secured by direct obligations of, or obligations unconditionally guaranteed by, the United States of America, which (1) shall have a market value (exclusive of accrued interest) at all times at least equal to the principal amount of such certificates of deposit,
         (2) shall be lodged with the Escrow Agent (or any correspondent bank or trust company designated by the Escrow Agent), as custodian, by the bank, trust company or national banking association issuing such certificate of deposit and (3) the bank, trust company or national banking association issuing each certificate of deposit required to be so secured shall furnish the Escrow Agent with an undertaking that the aggregate market value of such obligations securing each such certificate of deposit will at all times be an amount equal to the principal amount of each such certificate of deposit (and the Escrow Agent shall be entitled to rely on each such undertaking);

                  (v) a readily redeemable interest bearing "money market account" sponsored by a bank described in clause (iv)(A) above and having on the date of such investment total assets of at least $1,000,000,000;

                  (vi) any repurchase agreement with any bank or trust company organized under the laws of any state of the United States or any national banking association or any government securities dealer which is listed as reporting to the market statistics division of the Federal Reserve Bank of New York secured by any one or more of the securities described in clauses (i) or (ii) above;

                  (vii) readily marketable commercial paper of corporations doing business in and incorporated under the laws of the United States of America or any state thereof or of any corporation that is the holding company for a bank described in clause (iv)(A) above given on the date of such investment a credit rating of at least P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation, in each case due within ninety (90) days after the date of the making of the investment; and

                  (viii) a readily redeemable "money market mutual fund" sponsored by a bank described in clause (iv) (A) above, or a registered broker or dealer described in clause (vi) above, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (i) through (vii) above and having on the date of such investment total assets of at least $1,000,000,000.

         (b) Maturities or unexpired terms of maturities of instruments in which the cash included in the Pledged Collateral shall be invested shall not exceed ninety (90) days. The Escrow Agent is authorized to sell such investments as may be required to make any payment under this Escrow Agreement (except the Pledged Securities), and the Escrow Agent shall not be liable for any loss due to early redemption. In the event that no such written instructions are given by Opus360 as to any uninvested portion of the cash included in the Pledged Collateral, such portion shall be invested by the Escrow Agent in commercial paper for a thirty (30) day period given on the date of such investment a credit rating of at least P-1 by Moody's Investors Service, Inc. or A-1 by the Standard & Poor's Corporation; PROVIDED, HOWEVER, that if such period is not available, such portion shall be invested for the closest period of shorter duration.

10. Section DISPUTES.

         If any dispute should arise with respect to the payment or ownership or right of possession of the Pledged Collateral, the Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, all or any part of the Pledged Collateral until such dispute shall have been settled either by mutual agreement of the parties concerned or by the final order, decree or judgment of a court of competent jurisdiction in the Borough of Manhattan, City of New York (the time for appeal having expired with no appeal having been taken) in a proceeding to which Opus360 and one or more of the Escrow Stockholders and/or the Stockholders' Representative are parties, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings. Promptly after receipt of any such final order, decree or judgment, Opus360 and the Stockholders' Representative shall deliver a copy thereof to the Escrow Agent, together with instructions as to the release of the Pledge Collateral in accordance with such final order, decree or judgement.

11. Section NOTICES.

         All notices and other communications required hereunder or in connection herewith shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier, by facsimile, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

                  if to the Stockholder Representative, to:

                           Lee Miller
                           c/o Williams & Kilkowski
                           1900 Avenue of the Stars
                           25th Floor
                           Los Angeles, California 90067
                           Facsimile: (310) 282-8930

                                    if to Opus360, to:

                           Opus360 Corporation Attention: Ari B. Horowitz, Chief Executive Officer
                           733 Third Avenue, 17th Floor New York, New York 10017
                           Facsimile: (212) 301-2201

                  with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Attention: Thomas H. Kennedy, Esquire
                           Four Times Square
                           New York, New York 10036
                           Facsimile: (917) 777-2526
if to the Escrow Agent, to:

                           SunTrust Bank
                           Attention: Rebecca Fischer
                           Corporate Trust Division
                           25 Park Place
                           24th Floor
                           Atlanta, Georgia 30303-2900
                           Facsimile: (404) 588-7335


, or to such other address as the parties hereto to whom notice is to be given may have previously furnished in writing to each of the other parties hereto. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date and at the time of such delivery, (b) in the case of a nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of a facsimile transmission, when a printed confirmation indicating a successful transmission is received by the sender and (d) in the case of a mailing, on the third (3rd) business day (as defined in Section 9.2(f) of the Merger Agreement) following that on which the piece of mail containing such communication is posted.

12. Section COUNTERPARTS.

         This Escrow Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that not all parties need to sign the same counterpart.

13. Section GOVERNING LAW.

         This Escrow Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied. In furtherance of the foregoing, the internal law of the State of New York shall control the interpretation and construction of this Escrow Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply. It is the intention of the parties hereto that the situs of the Pledged Collateral is and shall be administered in the state in which the principal office of the Escrow Agent from time to time acting hereunder is located.

14. Section ENFORCEMENT. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Escrow Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Escrow Agreement and to enforce specifically the terms and provisions of this Escrow Agreement in any federal court located in the Borough of Manhattan, City of New York or any New York state court located in the Borough of Manhattan, City of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the Borough of Manhattan, City of New York or any event any dispute arises out of this Escrow Agreement or any of the transactions contemplated by this Escrow Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding which is brought in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum and
(c) agrees that it shall not bring any action relating to this Escrow Agreement or any of the transactions contemplated by this Escrow Agreement in any court other than a federal court located in the Borough of Manhattan, City of New York or any New York state court located in the Borough of Manhattan, City of New York. Process, in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11 hereof shall be deemed effective service of process on such party.

15.      Section BENEFITS OF AGREEMENT.

         All the terms and provisions of this Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including, without limitation, any Opus360 Indemnified Party. Anything contained herein to the contrary notwithstanding, this Escrow Agreement nor any of the rights, interests or obligations under this Escrow Agreement shall be assigned, in whole or in part, by operation of law or otherwise without the prior written consent of Opus360 in each instance.

16.      Section MODIFICATION.

         This Escrow Agreement shall not be altered or otherwise amended, except pursuant to an instrument in writing signed by the Escrow Agent, Opus360 and the Stockholders' Representative in each instance. The failure of any party to this Escrow Agreement to assert any of its rights under this Escrow Agreement or otherwise shall not constitute a waiver of such rights. The single instance of a waiver by a party of its rights under this Escrow Agreement shall not be taken nor construed as a continuing waiver of such rights and it is the intention of the parties that all rights hereunder are specifically reserved.

17.      Section HEADINGS.

         The headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement.

18.      Section ENTIRE AGREEMENT.

         This Escrow Agreement and the Merger Agreement, the Restricted Stock Vesting Agreements and the Employment Agreements, as applicable, constitute the entire agreement among other parties with respect to the subject matter hereof, and supercede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

19. Section FURTHER ASSURANCES. From time to time after the date of this Escrow Agreement, at the request of any party hereto and at the expense of such party, the parties hereto shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate more effectively the transactions contemplated by this Escrow Agreement.

20. Section NO STRICT CONSTRUCTION. The language used in this Escrow Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction shall be applied against any party.

         IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed and delivered on the date first above written.

                               OPUS360 CORPORATION


                                By:    /s/ Ari Horowitz
                                   --------------------
                                   Name:  Ari Horowitz
                                   Title:

                                SUNTRUST BANK


                                By:    /s/ Rebecca Fischer
                                   --------------------
                                   Name:  Rebecca Fischer
                                   Title: Trust Officer

         IN WITNESS WHEREOF, each of the Escrow Stockholders has duly set forth his hand as of the date first above written. Each of the Escrow Stockholders represents that he is authorized to enter into this Escrow Agreement and that this Escrow Agreement is a valid, binding and enforceable obligation of such Escrow Stockholder.

                                JAMES L. JONASSEN

                                /s/ James L. Jonassen
                                --------------------------------


                                ALI BEHNAM

                                /s/ Ali Behnam
                                --------------------------------


Acknowledged and Agreed:

/s/ Lee Williams
------------------------------------
Lee Williams, as Stockholder Representative

                                POWER OF ATTORNEY


         KNOWN BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Mark Yosowitz and Richard McCann of Opus360 Corporation and Lee Williams as the Stockholders' Representative, or any of them, acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the performance and obligations of each of the undersigned pursuant to the Escrow Agreement and the transactions contemplated thereby (including Article VIII of the Merger Agreement), including, without limiting the generality of the foregoing, to execute stock powers, financing statements and any other documents or instruments reasonably required to effect the purposes and intent of the Escrow Agreement and to file the same, with all exhibits thereto, and other documents in connection therewith with any Federal, state, local or municipal agencies or departments as required thereby and granting unto said attorney-in-fact and agent or any of them, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, thereby ratifying, confirming and adopting all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to done by virtue hereof.


                                         JAMES L. JONASSEN

                                         /s/ James L. Jonassen
                                         --------------------------------
                                         Date:


                                         ALI BEHNAM

                                         /s/ Ali Behnam
                                         --------------------------------
                                         Date:

                                                                      SCHEDULE I

            NAMES AND SOCIAL SECURITY NUMBERS OF ESCROW STOCKHOLDERS


         ESCROW STOCKHOLDER                          SOCIAL SECURITY NUMBER

         James L. Jonassen                           ###-##-####
         Ali Behnam                                  ###-##-####



                                       S_1

                                                                       EXHIBIT A




                                     [Date]

SunTrust Bank
Attention: Rebecca Fischer
Corporate Trust Division
25 Park Place
24th Floor
Atlanta, Georgia  30303-2900

                  Re: JOINT INSTRUCTIONS FOR RELEASE OF PLEDGED COLLATERAL

Ladies and Gentlemen:

         Reference is made to the Escrow Agreement, dated as of February __, 2000 (the "ESCROW AGREEMENT"), by and among Opus360 Corporation, the Stockholders' Representative, you and the other parties thereto. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Escrow Agreement.

         In accordance with Section 6(a)(i) of the Escrow Agreement, the undersigned hereby instructs you to disburse from the Pledged Collateral to the following persons the items set forth opposite their respective names:


NAMES                                                 ITEMS

------------------------                              ------------------------

------------------------                              ------------------------


                      OPUS360 CORPORATION INDEMNIFIED PARTY


                        By:_____________________________
                           Name:
                           Title:

Acknowledged and Agreed:

------------------------------------
Lee Williams, as Stockholder Representative




                                      EA_1

                                                                       EXHIBIT B




                                     [Date]

SunTrust Bank
Attention: Rebecca Fischer
Corporate Trust Division
25 Park Place
24th Floor
Atlanta, Georgia  30303-2900

                          Re: NOTICE OF CERTIFIED JUDGMENT

Ladies and Gentlemen:

         Reference is made to the Escrow Agreement, dated as of February __, 2000 (the "ESCROW AGREEMENT"), by and among Opus360 Corporation, the Stockholders' Representative, you and the other parties thereto. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Escrow Agreement.

         In accordance with Section 6(b)(ii) of the Escrow Agreement, the undersigned hereby instructs you to disburse from the Pledged Collateral to the persons named in the final court judgment (a certified copy of which is attached hereto) the amounts set forth therein.

                      OPUS360 CORPORATION INDEMNIFIED PARTY


                        By:______________________________
                           Name:
                           Title:

-                                           or-


                            ---------------------------------
                            Lee Williams, as Stockholder Representative







                                      EB_1

                                                                       EXHIBIT C




                                     [Date]

SunTrust Bank
Attention: Rebecca Fischer
Corporate Trust Division
25 Park Place
24th Floor
Atlanta, Georgia  30303-2900

                          Re: NOTICE OF APPEAL

Ladies and Gentlemen:

         Reference is made to the Escrow Agreement, dated as of February __, 2000 (the "ESCROW AGREEMENT"), by and among Opus360 Corporation, the Stockholders' Representative, you and the other parties thereto. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Escrow Agreement.

         In accordance with Section 6(b)(ii) of the Escrow Agreement, the undersigned hereby instructs you not to disburse from the Pledged Collateral to the persons named in the court judgment certified to you as final pursuant to a notice dated ______________, _____ . This judgment has or can and will be appealed under applicable law.


                                    ----------------------------------
                                    Lee Williams, as Stockholder Representative







                                      EC_1

                                TABLE OF CONTENTS


                                                                                                            PAGE
                                                                                                            ----
 ...........................Section 1. APPOINTMENT OF ESCROW AGENT..............................................3

 ...........................Section 2. DELIVERY OF INDEMNIFICATION ESCROW SHARES................................3

 ...........................Section 3. ESCROW...................................................................3

 ...........................Section 4. RIGHTS TO PLEDGED COLLATERAL.............................................7

 ...........................Section 5. CLAIMS...................................................................8

 ...........................Section 6. RELEASE OF PLEDGED COLLATERAL............................................9

 ...........................Section 7. TERMINATION.............................................................11

 ...........................Section 8. ESCROW AGENT............................................................11

 ...........................Section 9. INVESTMENTS.............................................................13

 ..........................Section 10. DISPUTES................................................................16

 ..........................Section 11. NOTICES.................................................................16

 ..........................Section 12. COUNTERPARTS............................................................18

 ..........................Section 13. GOVERNING LAW...........................................................18

 ..........................Section 14. ENFORCEMENT.............................................................18

 ..........................Section 15. BENEFITS OF AGREEMENT...................................................19

 ..........................Section 16. MODIFICATION............................................................19

 ..........................Section 17. HEADINGS................................................................20

 ..........................Section 18. ENTIRE AGREEMENT........................................................20

 ..........................Section 19. FURTHER ASSURANCES......................................................20

 ..........................Section 20. NO STRICT CONSTRUCTION..................................................20



                             SCHEDULES AND EXHIBITS


SCHEDULES

Schedule I      -    Names and Social Security Numbers of Escrow Stockholders


EXHIBITS

Exhibit A       -    Joint Instructions for Release of Pledged Collateral
Exhibit B       -    Notice of Certified Judgment
Exhibit C       -    Notice of Appeal






                                       ii